Exhibit 99.3

PROXY Apple REIT Nine, Inc. 814 East Main Street Richmond, VA 23219
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints David McKenney, Bryan Peery and
David Buckley as Proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated below, all common shares of Apple REIT Nine, Inc., a Virginia corporation (“Apple Nine”), held by the undersigned on [●], 2013, with respect to items 1, 2, 3(i), 3(ii), 3(iii), 3(iv), 4, 5(i), 5(ii), 5(iii) and 5(iv) below and all Series A preferred shares of Apple Nine held by the undersigned on [●], 2013, with respect to items 1, 3(i), 3(ii), 3(iii), 3(iv), 5(i), 5(ii), 5(iii) and 5(iv) below at the Apple Nine special meeting of shareholders to be held on [●][●], 2013, at 814 East Main Street, Richmond, Virginia 23219, or any adjournments or postponements thereof.

The board of directors recommends a vote of “FOR” in item 1.

1.
The proposal to approve the Agreement and Plan of Merger, dated as of August 7, 2013, as amended (the “Merger Agreement”), among  Apple Nine, Apple REIT Seven, Inc., a Virginia corporation,  Apple REIT Eight, Inc., a Virginia corporation, Apple Seven Acquisition Sub, Inc., a Virginia corporation and  Apple Eight Acquisition Sub, Inc., a Virginia corporation , the related plans of merger, the mergers and the other transactions contemplated by the Merger Agreement (the “Apple Nine Merger Proposal”).

FOR           ❒                                AGAINST                                ❒                      ABSTAIN                      ❒

The board of directors recommends a vote of “FOR” in item 2.

2.
The proposal to adjourn the Apple Nine special meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the Apple Nine Merger Proposal or the other proposals considered at the Apple Nine special meeting.

       FOR           ❒                                AGAINST                                ❒                      ABSTAIN                      ❒

The board of directors recommends a vote of “FOR” in each of items 3(i), 3(ii), 3(iii) and 3(iv).

3(i).	The proposal to approve an amendment to Apple Nine’s charter that would change the name of Apple Nine to Apple Hospitality REIT, Inc.

       FOR           ❒                                AGAINST                                ❒                      ABSTAIN                      ❒

3(ii).	The proposal to approve an amendment to Apple Nine’s charter that would increase the number of authorized Apple Nine common shares from 400 million to 800 million.

       FOR           ❒                                AGAINST                                ❒                      ABSTAIN                      ❒

3(iii).
The proposal to approve an amendment to Apple Nine’s charter that would add a provision permitting the Apple Nine shareholders or board to amend the Apple Nine bylaws in the event the Apple Nine common shares are to be listed on a national securities exchange and effective as of the date the Apple Nine common shares are first listed on a national securities exchange.

       FOR           ❒                                AGAINST                                ❒                      ABSTAIN                      ❒

3(iv).	The proposal to approve an amendment to Apple Nine’s charter that would add restrictions on transfer and ownership of Apple Nine common shares to protect Apple Nine’s REIT tax status.

       FOR           ❒                                AGAINST                                ❒                      ABSTAIN                      ❒

 The board of directors recommends a vote of “FOR” in item 4.

4.
The proposal to approve an amendment to Apple Nine’s charter that would permit the implementation of a 50% reverse stock split of Apple Nine common shares in connection with a listing on a national securities exchange.

       FOR           ❒                                AGAINST                                ❒                      ABSTAIN                      ❒

The board of directors recommends a vote of “FOR” in each of items 5(i), 5(ii), 5(iii) and 5(iv).

5(i).	The proposal to approve an amendment to Apple Nine’s bylaws that would change the name of Apple Nine in the bylaws to Apple Hospitality REIT, Inc.

       FOR           ❒                                AGAINST                                ❒                      ABSTAIN                      ❒

5(ii).
The proposal to approve an amendment to Apple Nine’s bylaws that would provide that the provisions relating to restrictions on transfer and ownership to protect Apple Nine’s REIT tax status apply only to Apple Nine common shares not subject to the transfer and ownership restrictions set forth in the First Apple Nine Charter Amendment.

       FOR           ❒                                AGAINST                                ❒                      ABSTAIN                      ❒

5(iii).
The proposal to approve an amendment to Apple Nine’s bylaws that would eliminate Article VIII of the Apple Nine bylaws relating to the employment of the external advisor and provide that other provisions in the bylaws that relate to an external advisor would have no force and effect if Apple Nine has no external advisor.

       FOR           ❒                                AGAINST                                ❒                      ABSTAIN                      ❒

5(iv).
The proposal to approve an amendment to Apple Nine’s charter that would permit the Apple Nine board to amend the Apple Nine bylaws without shareholder approval in the event the Apple Nine common shares are to be listed on a national securities exchange and effective as of the date the Apple Nine common shares are first listed on a national securities exchange.

       FOR           ❒                                AGAINST                                ❒                      ABSTAIN                      ❒

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION FOR A PROPOSAL IS MADE, THIS PROXY WILL BE VOTED FOR EACH SUCH PROPOSAL LISTED ABOVE.

(Continued on reverse side)

Please indicate whether you plan to attend the Apple Nine special meeting in person:         ❒     Yes            ❒     No

Please print exact name(s) in which shares are registered, and sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or other entity, please sign in partnership or other entity name by authorized person.

The undersigned acknowledges receipt of the joint Proxy Statement/Prospectus accompanying the Notice of the Special Meeting of Apple Nine Shareholders, together with this Proxy.  The undersigned hereby revokes any proxy heretofore given to vote shares held by the undersigned at the Apple Nine special meeting.

Dated: , 2013
Printed Name

Signature

Signature if held jointly

Please mark, sign, date and return this Proxy Card promptly using the enclosed envelope.

Instead of returning this Proxy Card, you may submit your proxy by telephone or through the Internet.  To submit your proxy by telephone, dial [●] using a touch-tone phone and follow the recorded instructions.  To submit your proxy through the Internet, visit [●].  If you submit your proxy by telephone or through the Internet, you will be asked to provide the company number and control number from this Proxy Card.  Proxies submitted by telephone or through the Internet must be received by [●], p.m., eastern time, on [●][●], 2013.
Title of Signing Person (if applicable)